                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mesa Air Group, Inc. on Form S-8 of our report dated February 26, 2001, appearing in this Annual Report on Form 11-K of Mesa Air Group 401(k) Plan for the year ended September 30, 2000.


DELOITTE & TOUCHE LLP
Phoenix, Arizona,
March 28, 2001